Exhibit 10.1

SURRENDER AGREEMENT

This SURRENDER AGREEMENT (this “Agreement”) made as of this 19th day of May 2021, by and between Rovi Corporation (“Sublandlord”) and Radius Health, Inc. (“Subtenant”).

W I T N E S S E T H

WHEREAS:

A.

Sublandlord is the tenant under that certain Lease with PRIME US-Crosspoint at Valley Forge, LLC, a Delaware Limited Liability Company(as successor-in-interest to DIV Valley Forge Limited Partnership) (the “Landlord”), dated February 11, 2014 (the “Main Lease”) for certain premises in on the 3rd floor of the Building located at 550 Swedesford Road, Wayne, Pennsylvania (which is part of Unit C of the condominium known as Valley Forge Office Center), and comprising approximately 64,967 rentable square feet the (“Premises”).

B.

Subtenant is the subtenant under that certain Sublease Agreement dated March 11, 2016, as amended by that certain Amended and Restated First Amendment to Sublease dated August 1, 2017, by and between Sublandlord and Subtenant (as amended, collectively, the “Sublease”), demising a portion of the Premises (approximately 26,401 rentable square feet), which portion is described as the “Sublease Premises” in the Sublease.

C.	The term of the Sublease shall expire by its terms on October 30, 2025.
D.	Subtenant desires to surrender the Sublease Premises to Sublandlord and Sublandlord is willing to accept such surrender in the manner and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, it is mutually covenanted and agreed as follows:

1.

Sublease Surrender to Sublandlord by Subtenant.  On or prior to May 31, 2021 (the “Sublease Surrender Date”), Subtenant shall surrender to Sublandlord, and Sublandlord shall accept the surrender of, the Sublease and the term and estate thereby granted, together with the Sublease Premises thereby demised, to the intent and purpose that the estate of Subtenant in and to the Sublease Premises shall be wholly extinguished and that the term of the Sublease shall expire on the Sublease Surrender Date in the same manner and with the same effect as if such date were the date set forth in the Sublease for the expiration of the term thereof.  All fixed rent, additional rent and other amounts payable under the Sublease shall be apportioned as of the Sublease Surrender Date.

2.

Surrender Fee.  In consideration of the surrender of the Sublease and the Sublease Premises described in Section 1, on or before May 31, 2021, Subtenant agrees to pay Sublandlord, without any set-off, counterclaim, abatement or deduction whatsoever, $956,556.00 (the “Surrender Fee”), which amount shall be reduced by Subtenant’s Security Deposit Amount.  The Subtenant Surrender Fee shall serve as the final payment due under the Sublease and, except as expressly provided for herein, once the Surrender Fee is paid, no further payments shall be due to Sublandlord by Subtenant under the Sublease.

3.	Delivery of Sublease Premises to Sublandlord by Subtenant.

a.

On or before the Sublease Surrender Date, time being of the essence with respect to such date, Subtenant shall, except as otherwise provided in Section 3.b below, remove all of Subtenant’s personal property and trade fixtures from the Sublease Premises and vacate the Sublease Premises and deliver vacant possession thereof to Sublandlord in the condition required by the Sublease.  Subtenant shall repair all damage caused by the removal of Subtenant’s personal property, trade fixtures and other fixtures and installations in the manner required by the Sublease.  Sublandlord shall be responsible for the restoration and removal of any alterations, installations, additions or improvements made by Subtenant in the Sublease Premises.

b.

Notwithstanding anything to the contrary contained in the Sublease, the furniture, equipment, fixtures and similar items of personal property located in the Sublease Premises and described on Exhibit A attached hereto (collectively, the “FF&E”) shall remain in, and not be removed from, the Sublease Premises at any time on or prior to the Sublease Surrender Date.  During the period commencing on the date hereof and ending on the Sublease Surrender Date, Subtenant shall maintain, repair and replace all FF&E so that the same shall remain in good working order and otherwise in the same condition as of the date hereof, reasonable wear and tear from normal use excepted.  Subtenant agrees that after the Sublease Surrender Date, all FF&E shall be deemed abandoned by Subtenant and Sublandlord shall take possession thereof and retain the same as Sublandlord’s property.

4.	Releases.

a.

Sublandlord shall accept the surrender of the Sublease Premises as of the Sublease Surrender Date and in consideration of such surrender by Subtenant and of the acceptance of such surrender by Sublandlord, Subtenant and Sublandlord do hereby mutually release each other, their respective successors and assigns of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under or in connection with the Sublease from and after the Sublease Surrender Date, except that nothing herein contained shall be deemed to constitute a release or discharge of Sublandlord or Subtenant with respect to any obligation or liability (i) accrued or incurred under the Sublease  and outstanding and unsatisfied on the Sublease Surrender Date, and (ii) to a third party and Landlord (under the insurance and indemnification provisions of the Sublease or otherwise) arising prior to, on or after the Sublease Surrender Date as a result of an event that is determined to have occurred or a condition that existed prior to or on the Sublease Surrender Date.

b.

Notwithstanding anything to the contrary herein, Subtenant waives all rights to receive any payments, credits, refunds, adjustments or other amounts that may be payable by Sublandlord under the Sublease.

c.

No partner, member, shareholder, director, officer, manager, principal, employee or agent, directly and indirectly, of Sublandlord (collectively, the “Sublandlord Parties”) shall be personally liable for the performance of Sublandlord’s obligations under this Agreement.  Subtenant shall look solely to Sublandlord to enforce Sublandlord's obligations hereunder and shall not seek any damages against any of the Sublandlord Parties.

d.

No partner, member, shareholder, director, officer, manager, principal, employee or agent, directly and indirectly, of Subtenant (collectively, the “Subtenant Parties”) shall be personally liable for the performance of Subtenant’s obligations under this Agreement.  Sublandlord shall look solely to Subtenant to enforce Subtenant's obligations hereunder and shall not seek any damages against any of the Subtenant Parties.

5.	Representations and Warranties.

a.

Subtenant represents and covenants that, to the best of its knowledge, as of the date hereof (i) the Sublease is in full force and effect; (ii) there are no defaults existing under the Sublease; (iii) there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Sublease; (iv) nothing has been or will be done or suffered whereby the Sublease, or the term or estate thereby granted, or the Sublease Premises, or any part thereof, or any alterations, decorations, installations, additions and improvements in and to the Sublease Premises, or any part thereof, have been or will be encumbered in any way whatsoever; (v) that Subtenant owns and will own the Sublease and has and will have good right to surrender the same on the Sublease Surrender Date; (vi) that no one other than Subtenant has acquired or will acquire through or under Subtenant any right, title or interest in or to the Sublease Premises, or any part thereof, or in or to said alterations, decorations, installations, additions and/or improvements or any part thereof; (vii) this Agreement has been duly authorized, executed and delivered by Subtenant and constitutes the legal, valid and binding obligation of Subtenant; and (viii) there are no actions, whether voluntary or otherwise, pending against Subtenant under the bankruptcy or insolvency laws of the United States or any state thereof.

b.

Subtenant further covenants, represents and warrants to Sublandlord that it has had no dealings or communications with any broker or agent in connection herewith except for Jones Lang LaSalle Brokerage, Inc. (the “Broker”).  Subtenant shall be responsible for any compensation, commission or other charge due to Broker, as a result of Subtenant’s dealings or communications with Broker herewith, and shall pay the same as and when the same becomes due.  Subtenant agrees to hold harmless and indemnify Sublandlord from and against any and all reasonable costs, expenses (including, without limitation, attorneys’ fees and disbursements) or liabilities for any compensation, commission or other charge claimed by any broker (including the Broker) or agent claiming to have dealt with Subtenant, as applicable.

c.

Sublandlord hereby represents and warrants to Subtenant that to the best of its knowledge as of the date hereof, (i) the Lease and Sublease are in full force and effect; (ii) there are no defaults existing under the Lease or Sublease; (iii) there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease or the Sublease; (iv) this Agreement has been duly authorized, executed and delivered by Sublandlord and constitutes the legal, valid and binding obligation of Sublandlord; and (v) there are no actions, whether voluntary or otherwise, pending against Sublandlord under the bankruptcy or insolvency laws of the United States or any state thereof.

6.

Remedies.  If Subtenant shall fail to surrender the Sublease Premises pursuant to this Agreement, then Subtenant be deemed to be a holdover and be subject to all of Sublandlord’s rights and remedies set forth in the Sublease and this Agreement, and Sublandlord may pursue against Subtenant any and all remedies available to it under the Sublease or this Agreement or otherwise, at law or equity.

7.

Further Actions.  Sublandlord and Subtenant shall promptly prepare, execute and file documentation, if any, as may be required in connection with this Agreement. The provisions of this section shall survive the expiration or earlier termination of this Agreement.

8.	Miscellaneous.

a.

This Agreement contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.  Except as set forth herein, nothing contained in this Agreement shall be deemed to amend or modify in any respect the terms of the Lease or the Sublease.

b.

This Agreement may be executed electronically or in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  An executed counterpart of this Agreement transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Agreement and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

c.	This Agreement shall be governed by the laws of the State of Pennsylvania without giving effect to conflict of laws principles thereof.

d.	This Agreement shall be binding upon and inure to the benefit of Sublandlord, Subtenant and their successors and permitted assigns.

e.	The terms and provisions of this Agreement shall survive the expiration or earlier termination of the Lease.

f.

All capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Lease (or if not defined in the Lease, then the means ascribed to them in the Sublease).

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IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first above written.

Subtenant:

Radius Health, Inc.

By: /s/ James Chopas

Name:James Chopas

Title:Principal Financial Officer

Date:May 20, 2021

Sublandlord:

Rovi Corporation

By: /s/ Paul Davis

Name:Paul Davis

Title:Authorized Signatory

Date:May 20, 2021